EXHIBIT 21.1

ULTRAPETROL (BAHAMAS) LIMITED

Agencia Maritima Argenpar SA	Argentina
Sernova S.A.	Argentina
UABL S.A.	Argentina
Ultrapetrol S.A.	Argentina
Elysian Ship Management Ltd	Bahamas
Imperial Maritime Ltd.	Bahamas
Kingly Shipping Ltd.	Bahamas
Majestic Maritime Ltd.	Bahamas
Monarch Shipping Ltd.	Bahamas
Noble Shipping Ltd.	Bahamas
Ravenscroft Ship Management Ltd	Bahamas
Ravenscroft Shipping (Bahamas) S.A.	Bahamas
Ship Management and Commercial Services Ltd	Bahamas
Sovereign Maritime Ltd.	Bahamas
UABL Limited	Bahamas
UABL Terminals Ltd.	Bahamas
UP (River) Ltd.	Bahamas
UP Offshore (Bahamas) Ltd.	Bahamas
UP Offshore (Holdings) Ltd	Bahamas
UP River (Holdings) Ltd.	Bahamas
Agriex Agenciamentos, Afretamentos e Apoio Maritimo Ltda.	Brasil
UP Offshore Apoio Maritimo Ltda.	Brasil
Corporación de Navegación Mundial S.A.	Chile
Maritima SIPSA S.A.	Chile
Castlestreet Shipping LLC	Delaware
Lowrie Shipping LLC	Delaware
River Ventures LLC	Delaware
Topazio Shipping LLC	Delaware
Elysian Ship Management Inc.	Florida
Ravenscroft Holdings Inc	Florida
Ravenscroft Ship Management Inc.	Florida
Ship Management Services Inc	Florida
Dingle Barges Inc.	Liberia
Eastham Barges Inc.	Liberia
General Ventures Inc.	Liberia
Arlene Investments Inc.	Panama
Baldwin Maritime Inc.	Panama
Bayham Investments S.A.	Panama

Bayshore Shipping Inc	Panama
Blue Monarch Shipping Inc.	Panama
Blueroad Finance Inc.	Panama
Braddock Shipping Inc.	Panama
Brinkley Shipping Inc.	Panama
Cavalier Shipping Inc.	Panama
Danube Maritime Inc.	Panama
Draco Investments S.A.	Panama
Fulton Shipping Inc.	Panama
Glasgow Shipping Inc	Panama
Gracebay Shipping Inc	Panama
Hallandale Commercial Corp	Panama
Imperial Maritime Ltd. (Bahamas) Inc.	Panama
Ingatestone Holdings Inc	Panama
Kattegat Shipping Inc.	Panama
Lebork Shipping Inc	Panama
Lewistown Commercial Corp	Panama
Longmoor Holdings Inc	Panama
Lowrie Shipping Inc	Panama
Marine Financial Investment Corp.	Panama
Oceanview Maritime Inc.	Panama
Packet Maritime Inc.	Panama
Padow Shipping Inc.	Panama
Palmdale Shipping Inc	Panama
Palmdeal Shipping Inc	Panama
Pampero Navigation Inc.	Panama
Parkwood Commercial Corp.	Panama
Pelorus Maritime Inc.	Panama
Princely International Finance Corp.	Panama
Regal International Investments S.A.	Panama
Riverview Commercial Corp.	Panama
Springwater Shipping Inc	Panama
Stanmore Shipping Inc.	Panama
Stanyan Shipping Inc	Panama
Thurston Shipping Inc.	Panama
Tipton Marine Inc.	Panama
Tuebrook Holdings Inc	Panama
UABL Barges (Panama) Inc.	Panama
UABL S.A.	Panama
UABL Terminals (Paraguay) S.A.	Panama
UABL Towing Services S.A.	Panama
Ultrapetrol International S.A.	Panama
UP Offshore (Panama) S.A.	Panama

UP River Terminals (Panama) S.A.	Panama
UPB (Panama) Inc.	Panama
Woodrow Shipping Inc	Panama
Zubia Shipping Inc	Panama
Zulia Shipping Inc.	Panama
Compania Paraguaya de Transporte Fluvial S.A.	Paraguay
Obras Terminales y Servicios S.A.	Paraguay
Oceanpar S.A.	Paraguay
Parabal S.A.	Paraguay
Parfina S.A.	Paraguay
Puerto del Sur S.A.	Paraguay
Riverpar S.A.	Paraguay
UABL Paraguay S.A.	Paraguay
Yataity S.A.	Paraguay
Yvy Pora Fertilizantes S.A.	Paraguay
Cedarino, S.L.	Spain
Dampierre Holdings Spain, S.L.	Spain
Ravenscroft Ship Management Ltd	UK
UP Offshore (UK) Ltd.	UK
Corydon International S.A.	Uruguay
Lonehort S.A.	Uruguay
Mansan S.A.	Uruguay
Massena Port S.A.	Uruguay
Ravenscroft Ship Management S.A.	Uruguay
UP Offshore Uruguay S.A.	Uruguay